Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL RECEIVES ADVERSE FINRA ARBITRATION AWARD, PLANS TO

SEEK JUDICIAL REVIEW

ST. LOUIS, March 13, 2025 – Stifel Financial Corp. (NYSE: SF) notes that a FINRA arbitration panel yesterday ordered its subsidiary Stifel, Nicolaus & Company, Incorporated to pay approximately $132 million, inclusive of punitive damages and attorneys’ fees, in connection with allegations regarding investment recommendations.

Stifel plans to seek judicial review of this outsized award, which is supported by neither the facts nor the law. The claims were brought by a sophisticated family of experienced and aggressive investors who understood the risks involved, participated in the selection of investments, monitored them closely and only complained after incurring losses.

Stifel Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners and Miller Buckfire business divisions; Keefe, Bruyette & Woods, Inc.; and Stifel Independent Advisors, LLC; in Canada through Stifel Nicolaus Canada Inc.; and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit https://www.stifel.com/investor-relations/press-releases.

***

Media Contact:

Neil Shapiro, +1 (212) 271-3447

shapiron@stifel.com

Investor Relations Contact:

Joel Jeffrey, +1 (212) 271-3610

investorrelations@stifel.com